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Exhibit 99.4



                   Certificate Furnished Under Section 906
                      Of the Sarbanes-Oxley Act of 2002

I, Douglas H. Yaeger, Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company, hereby certify that

       (a) To the best of my knowledge, the accompanying report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

       (b) To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Laclede Gas Company.


Date:  April 22, 2003
     ---------------------




                              /s/ Douglas H. Yaeger
                              -----------------------------------------
                              Douglas H. Yaeger
                              Chairman of the Board, President
                              and Chief Executive Officer






A signed original of this written statement required by Section 906 has been provided to Laclede Gas Company and will be retained by Laclede Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.